EXHIBIT 99.2

Harrow Health Announces Full Exercise and Closing of

Option to Purchase Additional Senior Notes

NASHVILLE, Tenn., May 5, 2021 – Harrow Health, Inc. (NASDAQ: HROW) (“Harrow Health” or the “Company”), an ophthalmic-focused healthcare company, today announced the closing of an additional $5.0 million of 8.625% senior notes due 2026 (the “Additional Notes”), pursuant to the exercise in full of the underwriters’ option in connection with the Company’s previously announced registered public offering of $50 million aggregate principal amount of 8.625% senior notes due 2026 (the “Notes”). On May 3, 2021, the underwriters notified the Company of the exercise of the option to purchase Additional Notes. The Additional Notes have identical terms as the Notes. Total gross proceeds to the Company from the offering, including funds received from the prior closing of the Notes and exercise of this option to purchase Additional Notes, are $55 million before underwriting discounts and commission and expenses.

Harrow Health and this issuance of Additional Notes both received a rating of “BB” from Egan-Jones Ratings Company, an independent, unaffiliated rating agency. The Company has applied for and expects the Notes and Additional Notes to begin trading on Nasdaq under the symbol “HROWL” in the near future.

The Company expects to use the net proceeds from the sale of the Additional Notes for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures and funding working capital.

B. Riley Securities, National Securities Corporation, Ladenburg Thalmann and William Blair acted as book-running managers for this offering. Aegis Capital Corp., Boenning & Scattergood and Maxim Group LLC acted as co-managers.

The Notes were offered under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (“SEC”) on July 13, 2020. The offering of the Notes was made only by means of a prospectus supplement and accompanying base prospectus, each of which was previously filed with the SEC.

Copies of the prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities by phone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

HROW Announces Full Exercise and Closing of Option to Purchase Additional Senior Notes

May 5, 2021

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) is an ophthalmic-focused healthcare company. The Company owns ImprimisRx, the nation’s leading ophthalmology outsourcing and pharmaceutical compounding business, and Visionology, a direct-to-consumer eye care subsidiary focused on chronic eye disease. Harrow Health also holds large equity positions in Eton Pharmaceuticals, Surface Ophthalmics and Melt Pharmaceuticals, all of which started as Harrow Health subsidiaries. Harrow Health also owns royalty rights in four clinical stage drug candidates being developed by Surface Ophthalmics and Melt Pharmaceuticals. For more information about Harrow Health, please visit the Investors section of the corporate website, harrowinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Such forward looking statements include, but are not limited to, statements regarding the intended use of proceeds. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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